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                                    EXHIBIT 5



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                                        June 6, 1995

Cincinnati Bell Inc.
201 East Fourth Street
Cincinnati, Ohio 45202

          Re:  Cincinnati Bell Inc.
               Cincinnati Bell Inc. Employee Stock Purchase Plan
               Form S-8 Registration Statement

Gentlemen:

     We are counsel for Cincinnati Bell Inc., an Ohio corporation (the "Company"), which is named as the registrant in the Registration Statement on Form S-8 which is being filed on or about June 6, 1995 with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended, 500,000 common shares, par value $1.00 per share (the "Common Shares"), of the Company offered pursuant to the Cincinnati Bell Inc. Employee Stock Purchase Plan.

     With respect to the Common Shares registered pursuant to such Registration Statement as filed and as it may be amended, it is our opinion that the Common Shares, when issued and paid for pursuant to the Plan, will be validly issued, fully paid and non-assessable.

     We hereby consent to the reference to our firm under the caption "Opinion of Counsel" in the Registration Statement.



                                             Very truly yours,

                                             /s/ Frost & Jacobs


                        [Cincinnati Bell Inc. Letterhead]